Exhibit 99.1

Harvard Bioscience Announces First Quarter 2021 Financial Results

Sales effectiveness, pre-clinical product demand and disciplined cost management result in improved revenues and margins.

•	Revenue up 14% as sales momentum from Q4’20 continues
•	Pre-clinical product revenue up 24%
•	Operating margin significantly improves year-over-year on GAAP and adjusted basis

HOLLISTON, Mass., May 6, 2021 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the three months ended March 31, 2021.

Jim Green, Chairman and CEO said, “Our first quarter revenue reflects continuation of the sales momentum we saw in the fourth quarter last year, driven by focus on sales effectiveness, demand for our pre-clinical products and recovering academic lab sales. Q1 pre-clinical product revenue grew 24%, with strong sales of our new inhalation product. Revenue growth coupled with cost management and reduction in sales of lower value products delivered strong operating margin expansion, all while significantly bringing down our leverage ratio.”

Green concluded, “With our strong momentum and improving confidence in our business, our outlook for 2021 continues to improve. We are now expecting revenue growth of 10% to 14% for fiscal 2021 compared to 2020 and expect adjusted operating margin expansion to the mid-to-upper teens. This growth allows for disciplined reinvestment in growth initiatives to stay on track to creating the growth oriented, profitable platform we envisioned.”

Quarterly Financial Results Summary	Q1'21	Q1'20

Revenue	$27.0	million	$23.8	million

Operating Loss (GAAP)	$(0.2)	million	$(3.3)	million
Adjusted Operating Income	$3.2	million	$0.5	million
Operating Margin (GAAP)	(0.9)%		(13.8)%
Adjusted Operating Margin	12.0%		2.0%

Loss Per Share (GAAP)	$(0.02)		$(0.12)
Adjusted Diluted Earnings (Loss) Per Share	$0.05		$(0.01)

Net Debt*	$39.1	million	$44.3	million

* Debt outstanding less cash and cash equivalents

Please refer to the exhibits below for a reconciliation of certain non-GAAP to GAAP financial measures, including operating income, net income and loss, and diluted earnings per share. Please see “Use of Non-GAAP Financial Information” for additional information regarding our use of such adjusted financial information.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. You can access the live conference call by dialing the following phone numbers: toll-free 1 (877) 303-7611 or international 1 (970) 315-0445 and referencing the conference ID# 5876756.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. To listen to the webcast, log on to the webcast at: http://investor.harvardbioscience.com/ and click on the Earnings Call icon.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted operating income, adjusted net income, and adjusted diluted earnings per share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, severance, restructuring and other business transformation expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our adjusted operating income, adjusted net income (loss), and adjusted earnings (loss) per diluted share are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental research, discovery, and pre-clinical testing for drug development. Our customers range from renowned academic institutions and government laboratories, to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in North America, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook, the impact of the COVID-19 pandemic on the Company’s business, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in our other filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please contact Michael A. Rossi, Chief Financial Officer at (508) 893-8999.

Exhibit 1

HARVARD BIOSCIENCE, INC.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020

Revenues	$26,989	$23,771
Cost of revenues	11,558	10,789
Gross profit	15,431	12,982

Operating expenses:
Sales and marketing expenses	5,386	5,579
General and administrative expenses	6,333	6,759
Research and development expenses	2,487	2,490
Amortization of intangible assets	1,464	1,427
Total operating expenses	15,670	16,255

Operating loss	(239)	(3,273)

Other expense:
Interest expense	(411)	(1,299)
Other (expense) income, net	(34)	111
Total other expense	(445)	(1,188)

Loss before income taxes	(684)	(4,461)
Income tax (benefit) expense	(15)	55
Net loss	$(669)	$(4,516)

Loss per common share:
Basic and diluted	$(0.02)	$(0.12)
Weighted-average common shares:
Basic and diluted	39,787	38,329

Exhibit 2

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$5,815	$8,317
Accounts receivables	17,074	17,766
Inventories	22,676	22,262
Other current assets	3,658	3,355
Total current assets	49,223	51,700
Property, plant and equipment	3,699	3,960
Goodwill and other intangibles	90,107	91,741
Other long-term assets	8,220	8,853
Total assets	$151,249	$156,254

Liabilities and Stockholders' Equity
Current portion, long-term debt	$1,970	$1,721
Other current liabilities	18,748	19,332
Total current liabilities	20,718	21,053
Long-term debt	41,601	46,286
Other long-term liabilities	11,815	12,234
Stockholders’ equity	77,115	76,681
Total liabilities and stockholders’ equity	$151,249	$156,254

Exhibit 3

HARVARD BIOSCIENCE, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended
	March 31, 2021	March 31, 2020
Cash flows from operating activities:
Net loss	$(669)	$(4,516)
Adjustments to operating cash flows	2,894	2,640
Changes in operating assets and liabilities	(1,188)	4,747
Net cash provided by operating activities	1,037	2,871

Cash flows from investing activities:
Additions to property, plant and equipment	(151)	(241)
Addition to intangible assets	(150)	-
Net cash used in investing activities	(301)	(241)

Cash flows from financing activities:
Repayments of debt	(4,500)	(4,829)
Payments of debt issuance costs	(101)	-
Proceeds from exercise of stock options	1,924	-
Taxes paid for issuance of stock	(464)	(242)
Net cash used in financing activities	(3,141)	(5,071)

Effect of exchange rate changes on cash	(97)	(12)
Decrease in cash and cash equivalents	(2,502)	(2,453)
Cash and cash equivalents at the beginning of period	8,317	8,335
Cash and cash equivalents at the end of period	$5,815	$5,882

Exhibit 4

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31, 2021	March 31, 2020

GAAP operating loss	$(239)	$(3,273)
Stock-based compensation expense	968	793
Severance, restructuring and transformation costs	985	1,471
Acquired assets amortization and impairments	1,513	1,484
Adjusted operating income	$3,227	$475

GAAP operating margin	-0.9%	-13.8%

Adjusted operating margin	12.0%	2.0%

GAAP net loss	$(669)	$(4,516)
Stock-based compensation expense	968	793
Severance, restructuring and transformation costs	985	1,471
Acquired assets amortization and impairments	1,513	1,484
Income tax (expense) benefit (A)	(744)	287
Adjusted net income (loss)	$2,053	$(481)

GAAP loss per diluted share	$(0.02)	$(0.12)
Adjusted items after tax per share assuming dilution	0.07	0.11
Adjusted earnings (loss) per diluted share	$0.05	$(0.01)

Weighted average diluted common shares:
GAAP	39,787	38,329
Adjusted	42,109	38,329

(A)    Income taxes includes the tax effect of the adjustments to GAAP results.